UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

LECTEC CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0–16159	41–1301878
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1407 South Kings Highway, Texarkana, Texas	75501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (903) 832–0993

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2011, Kevin C. Lynch, Chairman of the Board of Directors of LecTec Corporation (the “Company”), resigned from the Company’s Board of Directors (the “Board”) to focus on a new leadership position Mr. Lynch is assuming.

On February 18, 2011, the Board elected a new director, Dr. Elmer R. Salovich, MD, effective February 18, 2011 to fill the vacancy created by Mr. Lynch’s resignation. Dr. Salovich will serve as a member of the Board’s Compensation Committee and the Board’s Nominating and Governance Committee. Robert J. Rudelius, a current member of the Board, will serve as Chairman of the Board.

Dr. Salovich, 74, is an orthopedic surgeon, having received his Doctor of Medicine, and completed his orthopedic surgery residency, at the University of Minnesota School of Medicine. In addition to his medical credentials, Dr. Salovich has a Bachelor’s Degree in Business Administration, with a Major in Corporate Finance and a Minor in Accounting and a Master’s Degree in Healthcare Administration. He is affiliated with Abbott Northwestern Hospital and Centennial Lakes Surgery Center and is a contract practitioner with Twin Cities Orthopedics.

As a non–employee director of the Company, Dr. Salovich will receive an annual cash retainer in the amount of $12,000 for his service on the Board. This retainer is paid in advance in quarterly installments of $3,000 prior to the beginning of each quarter in which services will be performed, and Dr. Salovich will be paid a pro rata portion of such quarterly amount in connection with his service on the Board during the quarterly period ending March 31, 2011. In addition, Dr. Salovich was granted a 7 year option to purchase 20,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an exercise price equal to $3.50. The option will vest immediately with respect to 5,000 shares of Common Stock and will vest with respect to 5,000 shares of Common Stock for each of the following three quarters.

Other than the annual retainer and stock option grant described above, there are no other arrangements or understandings between Dr. Salovich and any other persons pursuant to which Dr. Salovich was selected as a director. Other than owning shares of Common Stock, Dr. Salovich does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party in which the amount involved exceeds $120,000, nor has Dr. Salovich had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year. Dr. Salovich has no family relationships with any member of the Board or any other executive officer of the Company.

A press release, dated February 22, 2011, announcing Mr. Lynch’s resignation from the Board and Dr. Salovich’s election to the Board is attached as Exhibit 99.1 to this Current Report on Form 8–K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

99.1 LecTec Corporation Press Release, dated February 22, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECTEC CORPORATION

By: /s/ Gregory G. Freitag
Gregory G. Freitag
Chief Executive Officer and
Chief Financial Officer

Date: February 22, 2011

EXHIBIT INDEX

Exhibit
Number	Description
99.1	LecTec Corporation Press Release, dated February 22, 2011.